UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 23, 2011

PRIMO WATER CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-34850	30-0278688
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

104 Cambridge Plaza Drive
Winston-Salem, NC  27104
(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code:  336-331-4000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 23, 2011, Primo Water Corporation (the “Company”) entered into a Third Amendment to Credit Agreement (the “Third Amendment”) with Wells Fargo Bank, National Association, Bank of America, N.A. and Branch Banking & Trust Company relating to the Credit Agreement originally dated November 10, 2010 as previously amended by the First Amendment to Credit Agreement dated April 11, 2011 and the Second Amendment to Credit Agreement dated September 29, 2011 (the “Credit Agreement”).  The Third Amendment amended certain provisions of the Credit Agreement to, among other things, revise the financial covenants and provide for total borrowing availability of up to $25,000,000 subject to borrowing base requirements related to the Company’s eligible accounts receivable and inventory. After giving effect to such borrowing base requirements and currently outstanding borrowings, the Company has approximately $6,350,000 in additional borrowing capacity. The Credit Agreement, as amended by the Third Amendment, is referred to herein as the “Amended Credit Agreement.”

Borrowings under the Amended Credit Agreement mature in November 2013 and are secured by substantially all of the Company’s assets.  Interest on outstanding borrowings is payable at the Company’s option at a base rate or a LIBOR rate plus in either case an applicable margin. The Amended Credit Agreement provides for the issuance of letters of credit, and the Company is required to pay a commitment fee on unused availability.

The Amended Credit Agreement contains the following financial covenants:  (a) a maximum senior leverage ratio of (i) 3.00 to 1.00 through December 31, 2011, (ii) 3.25 to 1.00 for the period beginning January 1, 2012 and ending March 31, 2012, (iii) 3.00 to 1.00 for the period beginning April 1, 2012 and ending June 30, 2012 and (iv) 2.50 to 1.00 for the period beginning July 1, 2012 and continuing thereafter; and (b) minimum earnings before interest, taxes, depreciation and amortization (calculated on a trailing four quarter basis) of (i) $4,400,000 for the period through December 31, 2011, (ii) $3,400,000 for the period beginning January 1, 2012 and ending March 31, 2012, (iii) $4,700,000 for the period beginning April 1, 2012 and ending June 30, 2012, (iv) $9,000,000 for the period beginning July 1, 2012 and ending September 30, 2012 and (v) $12,000,000 for the period beginning October 1, 2012 and continuing thereafter.  The Amended Credit Agreement also limits the Company’s capital expenditures during each fiscal quarter to (x) $2,000,000 until such time as the Company receives aggregate proceeds from a debt issuance or secondary equity offering of at least $7,000,000 and (y) $5,000,000 thereafter.  The foregoing restriction does not apply to capital expenditures for the purchase of bottles.

On November 28, 2011, the Company issued a press release announcing its amended senior credit facility, a copy of which is filed as Exhibit 99.1 hereto.

The foregoing descriptions of the Third Amendment and the Amended Credit Agreement are not complete and are qualified in their entirety by reference to the Third Amendment and the Amended Credit Agreement, which are filed as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

The following exhibits are filed herewith:

Exhibit No.	Exhibit Description

10.1
Third Amendment to Credit Agreement dated as of November 23, 2011 by and among the Company, certain subsidiaries of the Company party thereto, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent for the lenders thereunder (filed herewith)

10.2
Credit Agreement dated November 10, 2010 and amended as of April 11, 2011, September 29, 2011 and November 23, 2011 among the Company, certain subsidiaries of the Company party thereto, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent for the lenders thereunder (filed herewith)

99.1	Press release dated November 28, 2011 (filed herewith)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMO WATER CORPORATION

Date: November 28, 2011	By:	/s/ Mark Castaneda
Name: Mark Castaneda
Title: Chief Financial Officer

SECURITIES AND EXCHANGE COMMISSION
Washington, DC

EXHIBITS

CURRENT REPORT
ON
FORM 8-K

Date of Event Reported:	Commission File No:
November 23, 2011	001-34850

PRIMO WATER CORPORATION

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1
Third Amendment to Credit Agreement dated as of November 23, 2011 by and among the Company, certain subsidiaries of the Company party thereto, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent for the lenders thereunder (filed herewith)

10.2
Credit Agreement dated November 10, 2010 and amended as of April 11, 2011, September 29, 2011 and November 23, 2011 among the Company, certain subsidiaries of the Company party thereto, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent for the lenders thereunder (filed herewith)

99.1	Press release dated November 28, 2011 (filed herewith)